FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

            THIS FIRST AMENDEMENT amends the Employment Agreement dated effective as of October 1, 2014 (the “Agreement,” a copy of which is attached as Exhibit A) and is effective as of October 1, 2014 (the “Effective Date”) by and among Harry Fleming (the “Executive”), Northstar Healthcare Acquisitions, L.L.C., a Delaware limited liability company (the “Company”), and Northstar Healthcare Inc., a corporation incorporated under the laws of British Columbia (the “Issuer”)

            WHEREAS, the Company, the Issuer and the Executive entered into the Agreement effective as of October 1, 2014;

            WHEREAS, pursuant to and on the terms and conditions of the Agreement, the Executive assumed employment as the Company and the Issuer’s President; and

            WHEREAS, the Company, the Issuer and the Executive wish to amend the Agreement according to the following terms and conditions.

            NOW, THEREFORE, in consideration of the mutual premises set forth below, the Company, the Issuer and the Executive agree as follows:

1.	Section 4 (b) of the Agreement is hereby amended and restated in its entirety to state the following:

“(b) Restricted Share Units. The Executive shall receive as additional compensation two million (2,000,000) Restricted Share Units (“RSU”) which shall vest in ten years. Upon vesting Executive is entitled to the number of Shares equal to the number of RSU’s vesting on the vesting date. Such Units shall be irrevocably granted and will vest regardless of the Executive’s employment status with the Company. Said vesting period shall accelerate upon: i) termination of Executive’s employment (upon notice of termination by either the Company or the Executive, the Company shall, within 24 hours issue 2,000,000 shares of freely tradable common stock of the Issuer to Executive); or ii) change in control of the Issuer or Company; or iii) Executive’s election if there is a formal offer to purchase or merge the Issuer or Company by or with any other entity. To the extent necessary to effectuate this grant, the Compensation Committee will amend, within its abilities per Canadian securities laws and regulations and the regulations of any exchange upon which the Issuer’s shares are traded, the Company’s RSU Plan.”

2.	Section 4 (g) of the Agreement is hereby deleted in its entirety.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

NORTHSTAR HEALTHCARE
ACQUISITIONS, L.L.C.

By:	/s/ Andy Chen
Name:
Title:

NORTHSTAR HEALTHCARE INC.

By:	/s/ Andy Chen
Name:
Title:

EXECUTIVE

/s/ Harry Fleming
Name: Harry Fleming
Address: